UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report : March 19, 2020

NATIONAL HEALTH INVESTORS INC
(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).             Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

On March 19, 2020, National Health Investors, Inc. (the “Company”) entered into an equity distribution agreement (the “Equity Distribution Agreement”) with each of KeyBanc Capital Markets Inc., BMO Capital Markets Corp., Capital One Securities, Inc., Goldman Sachs & Co. LLC, Stifel, Nicolaus & Company, Incorporated, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and BofA Securities, Inc. as sales agents and/or principals (collectively, the “Sales Agents”). Pursuant to the Equity Distribution Agreement, the Company may offer and sell shares of its common stock having an aggregate sales price of up to $500,000,000 (the “Shares”) from time to time through the Sales Agents, as the Company’s agents for the offer and sale of the Shares, or to them for resale.

The Shares sold in the offering will be issued pursuant to a prospectus supplement filed with the Securities and Exchange Commission (“SEC”) on March 19, 2020 (the “Prospectus Supplement”) and the accompanying base prospectus dated March 19, 2020 forming part of the Company’s shelf registration statement on Form S-3 (Registration No. 333-237278) filed with the SEC on March 19, 2020.

Sales of Shares, if any, under the Equity Distribution Agreement may be made in negotiated transactions, including block trades, or transactions that are deemed to be “at-the-market” offerings as defined in Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), by means of ordinary brokers’ transactions at market prices prevailing at the time of sale, including sales made directly on the New York Stock Exchange, the existing trading market for the Company’s common stock, or sales made to or through a market maker and sales made through other securities exchanges or electronic communications networks. The Company will pay each of the Sales Agents a commission which in each case shall not be more than 1.5% of the gross sales price of Shares sold through it as the Company’s agent under the Equity Distribution Agreement.

Actual sales will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the Company’s common stock, determinations by the Company of the appropriate sources of funding and potential uses of funding available to the Company. The Company intends to use the net proceeds from the offering of the Shares, if any, for general corporate purposes, which may include future acquisitions and repayment of indebtedness, including borrowings under the Company’s credit facility.

The offering of the Shares pursuant to the Equity Distribution Agreement will terminate upon the earlier of (1) the issuance and sale of all of the Shares subject to the Equity Distribution Agreement and (2) the termination of the Equity Distribution Agreement by either the Company or the respective Sales Agent at any time in the respective party’s sole discretion.

The Company made certain customary representations, warranties and covenants concerning the Company and the Shares in the Equity Distribution Agreement and also agreed to indemnify the Sales Agents against certain liabilities, including liabilities under the Securities Act.

The foregoing description of the Equity Distribution Agreement does not purport to be complete and is qualified in its entirety by reference to the Equity Distribution Agreement attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description
1.1
Equity Distribution Agreement, dated March 19, 2020, by and between National Health Investors, Inc., and each of KeyBanc Capital Markets Inc., BMO Capital Markets Corp., Capital One Securities, Inc., Goldman Sachs & Co. LLC, Stifel, Nicolaus & Company, Incorporated, Wells Fargo Securities, LLC, J.P. Morgan Securities LLC and BofA Securities, Inc.

5.1	Opinion of Hogan Lovells US LLP regarding the legality of the Shares
23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:	/s/Eric Mendelsohn

Name:	Eric Mendelsohn

Date:    March 19, 2020